UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)
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TILRAY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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This Schedule 14A filing consists of the following press release (the “Press Release”) from Tilray, Inc., a Delaware corporation (“Tilray”), relating to Tilray’s Special Meeting of Stockholders to be held on July 29, 2021. This Schedule 14A should be read in conjunction with the proxy statement filed with the U.S. Securities and Exchange Commission on or about June 25, 2021.
The Press Release was first used or made available on June 29, 2021.
Tilray Asks Stockholders to Support Key Initiatives to Drive
Strategic Growth and Strengthen Stockholder Rights
Stockholders of Record as of June 22, 2021, May Vote Online, by Telephone or Mail
NEW YORK & LEAMINGTON, Ontario--(BUSINESS WIRE)-- Tilray, Inc. (“Tilray”) (NASDAQ | TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company, today distributed a proxy statement, which included an open letter from Irwin D. Simon, Chairman and Chief Executive Officer of Tilray, to its stockholders seeking support for several important proposals to be voted on at the Special Meeting of Tilray stockholders, scheduled for July 29, 2021.
Tilray is seeking to increase the number of authorized shares of common stock, so that it may use its stock to acquire and finance attractive businesses that would help Tilray grow and create value for stockholders. Tilray is also asking stockholders to approve certain amendments and modifications to Tilray’s organizational documents to provide for increased shareholder rights.
The full text of the letter from Irwin D. Simon is copied below:
Dear Fellow Shareholders,
We need your help to ensure Tilray grows – and to ensure YOU are able to participate in our success in a meaningful, constructive manner. Please take a few minutes to read this letter, the accompanying materials detailed in the proxy, and then submit your vote online, by telephone or mail.
Through our recent combination with Aphria Inc., we have ushered in a new era for the global cannabis industry. We now have the largest geographic footprint and leading cannabis-focused portfolio of consumer-packaged goods in the world.
We Have Substantial Growth Opportunities Ahead and We Need Your Support: To go from potential to performance, however, we need your help. Specifically, we will be addressing two important matters at the upcoming Special Meeting of Shareholders, both of which will be critical to driving value for our Shareholders. If you are a Shareholder of record as of June 22, 2021 you have the opportunity to vote on these proposals, which include:
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Authorized Shares Proposal – Help Tilray Grow: This proposal would authorize additional shares of our common stock so that we can move quickly to accelerate growth through potential acquisition and financing opportunities. Importantly, approval does not mean that the authorized shares will be issued, only that they are available if needed in pursuit of these important corporate initiatives to drive shareholder value.

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Governance Proposals - Expand Your Rights: Following the combination of Tilray and Aphria, our Board undertook a comprehensive review of our corporate governance, taking into consideration the views held by the investment community on important matters of governance. As a result, the Board is proposing to expand the rights of our Shareholders; but to do so, we need your approval on several amendments to our organizational documents.

HOW TO VOTE
These proposals are critical to our success, and if you are a shareholder of record as of June 22, 2021 you have options:
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Online, Phone or Mail: Please review the instructions on the proxy or voting instruction form regarding each of these voting options and vote as soon as possible! The deadline to vote is Wednesday, July 28, 2021 by 11:59 p.m.

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Virtual Shareholder Meeting – You can attend the virtual Special Meeting of Tilray’s Shareholders to be held on Thursday, July 29, 2021 at 11:00 a.m., Eastern Time, conducted via live audio webcast by visiting https://www.virtualshareholdermeeting.com/TRLY2021SM2.

Please submit the proxy promptly to have your shares voted, whether or not you plan to attend the Special Meeting.
If you have any questions or need any assistance in voting your shares, please contact Morrow Sodali LLC at (833)497-7395 toll-free in the U.S. and Canada, or (203)658-9400 or by email at TLRY@info.morrowsodali.com.
WE ARE GRATEFUL FOR YOUR CONTINUED SUPPORT AND WILL WORK EVERY DAY TO TAKE FULL ADVANTAGE OF ALL OPPORTUNITIES TO ENHANCE LONG-TERM VALUE.
Thank you for your interest and investment in Tilray, Inc.

Sincerely,
Irwin D. Simon, Chairman and Chief Executive Officer
About Tilray
Tilray, Inc. is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people’s lives for the better – one person at a time – by inspiring and empowering the worldwide community to live their very best life by providing them with products that meet the needs of their mind, body, and soul and invoke a sense of wellbeing. Tilray’s mission is to be the trusted partner for its patients and consumers by providing them with a cultivated experience and health and wellbeing through high-quality, differentiated brands and innovative products. A pioneer in cannabis research, cultivation, and distribution, Tilray’s unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and alcoholic beverages.
For more information about Tilray, Inc., visit: http://www.Tilray.com

Forward-Looking Statements
Certain statements in this communication that are not historical facts constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the need for an increase in authorized shares of common stock from 743,333,333 shares to 990,000,000 shares and the potential negative impacts to the company if the corresponding proposal is not approved. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward- looking statements throughout this communication. Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of Aphria and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of Tilray made with applicable securities regulatory authorities and available on SEDAR and EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.
Contacts
For media inquiries, please contact:
Berrin Noorata
news@tilray.com
For investor inquiries, please contact:
Raphael Gross 203-682-8253
Raphael.Gross@icrinc.com